SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 28, 2004

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Item 12. Disclosure of Results of Operations and Financial Condition

On July 28, 2004, ON Semiconductor Corporation (“Company”) issued a news release announcing its results for the quarter ended July 2, 2004. The news release is attached to this Current Report on Form 8-K as Exhibit 99. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Use of Non-GAAP Financial Information

The Company provides certain non-GAAP financial measures as additional information relating to its future debt service, capital expenditure and working capital requirements. EBITDA represents net income (loss) before interest expense, provision for income taxes and depreciation and amortization expense. While EBITDA is not intended to represent net cash provided by operating activities as defined by generally accepted accounting principles and should not be considered as an indicator of operating performance or an alternative to cash flow as a measure of liquidity, we believe this measure is useful to investors to assess our ability to meet our future debt service, capital expenditure and working capital requirements. This calculation may differ in method of calculation from similarly titled measured used by other companies. The table above sets forth our EBITDA with a reconciliation to net cash provided by operating activities, the most directly comparable financial measure under generally accepted accounting principles.

Pursuant to the requirements of Regulation G, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures within the attached Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

Date: July 28, 2004	By:	/s/ DONALD A. COLVIN
Donald A. Colvin
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99	News release for ON Semiconductor Corporation dated July 28, 2004, titled “ON Semiconductor Reports Second Quarter Results”

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